UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-27512	47-0783182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Inverness Dr W Suite 300
Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 303 200-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CSGS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (Amendment No. 1) is being filed by CSG Systems International, Inc. (“CSG”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 17, 2023, under Item 5.07 (the “Original 8-K”), to report the results of CSG’s Annual Meeting of Stockholders held on May 17, 2023 (the “Annual Meeting”). CSG is filing this amendment to the Form 8-K to disclose the Board of Directors’ decision regarding the frequency of future non-binding stockholder advisory votes on the compensation of named executive officers (“NEOs”). Except as set forth herein, no modifications have been made to information contained in the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 17, 2023, at the Annual Meeting, a non-binding advisory vote was conducted on the frequency of future advisory votes on the compensation of CSG’ NEOs. CSG’s stockholders casted the highest number of votes for holding annual advisory votes regarding the compensation of CSG’s NEOs. As a result of the stockholder advisory vote, CSG’s Board of Directors determined, at its meeting on August 15, 2023, that CSG will hold future non-binding advisory votes on the compensation of its NEOs on an annual basis. The next required non-binding advisory vote regarding the frequency interval is in six years (2029), although an earlier vote regarding the frequency interval may be held at the Board of Directors’ discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 18, 2023	By:	/s/ David N. Schaaf
David N. Schaaf Chief Accounting Officer